SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary*                                      State of
Organization
------------------                                       --------------------

North American Medical Research Corporation                 New Jersey
Wellsford Park Highlands Corp.                              Colorado
Park at Highlands LLC                                       Colorado
Red Canyon at Palomino Park LLC                             Colorado
Wellsford Ventures, Inc.                                    Maryland
Wellsford Capital Corporation                               Maryland
Wellsford Commercial Properties Trust                       Maryland
Wellsford/Whitehall Properties, L.L.C.                      Delaware
WEL/WH 700 ATR, L.L.C.                                      Delaware
WEL/WH 345 ATR, L.L.C.                                      Delaware
WEL/WH 1275 K Street, L.L.C.                                Delaware
WEL/WH 1700 Valley, L.L.C.                                  Delaware
WEL/WH Point View/1800 Valley, L.L.C.                       Delaware
WEL/WH Chatham, L.L.C.                                      Delaware
WEL/WH Greenbrook, L.L.C.                                   Delaware
WEL/WH Berkeley, L.L.C.                                     Delaware



*  Each subsidiary does business under the name indicated below.